Exhibit 10.4

ASSIGNMENT OF MANAGEMENT AGREEMENT

This ASSIGNMENT OF MANAGEMENT AGREEMENT (this “Assignment”) is entered into effective as of November 12, 2021, by MOBILE HOME RENTALS LLC, a North Carolina limited liability company, whose address for notice is 136 Main Street, Pineville, NC 28134, Attention: Raymond M. Gee (the “Manager”), SPRINGLAKE MHP LLC, a Georgia limited liability company, with a notice address of 136 Main Street, Pineville, NC 28134 (“Borrower”), and FIRSTBANK, a Tennessee banking corporation, with its address at 520 W. Summit Hill Drive, Suite 801, Knoxville, Tennessee 37902 (the “Lender”).

RECITALS

A. Borrower is indebted to Lender pursuant to the following loan (“Loan”): (i) that certain Promissory Note (“Note”) dated of even date herewith from Borrower to Lender in the principal amount of $4,016,250.00; (ii) that certain Loan Agreement (“Loan Agreement”) dated of even date herewith by and between Borrower and Lender; and (iii) those Loan Documents (as defined in the Loan Agreement) (herein “Loan Documents”), all as the same may from time to time be amended, restated, modified, consolidated, renewed or replaced.

A. Borrower is the owner of certain real and personal property as more fully described as the “Mortgaged Property” in the Security Instrument.

B. Manager is the managing agent of the Mortgaged Property pursuant to that certain Property Management Agreement dated as of November 14, 2019 between Manager and Borrower (the “Management Agreement”).

C. Borrower is willing to assign its rights under the Management Agreement to Lender as additional security for the Loan.

D. Manager is willing to consent to this Assignment and to attorn to Lender upon receipt of notice of the occurrence of an Event of Default (as hereinafter defined) by Borrower under the Loan Documents, and perform its obligations under the Management Agreement for Lender, or its successors in interest, or to permit Lender to terminate the Management Agreement without liability.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, Borrower, Lender and Manager agree as follows:

AGREEMENTS

Section 1. Recitals.

The recitals set forth above are incorporated herein by reference as if fully set forth in the body of this Assignment.

Section 2. Assignment.

Borrower hereby transfers, assigns and sets over to Lender, its successors and assigns, all right, title and interest of Borrower in and to the Management Agreement. Manager hereby consents to the foregoing assignment. The foregoing assignment is being made by Borrower to Lender as collateral security for the full payment and performance by Borrower of all of its obligations under the Loan Documents. Although it is the intention of the parties that the assignment hereunder is a present assignment, until the occurrence of any default or failure to perform or observe any obligation, condition, covenant, term, agreement or provision required to be performed or observed by Borrower or any other party under any of the Loan Documents beyond any applicable grace or cure period provided for therein (an “Event of Default”), Borrower may exercise all rights as tenant and Borrower of the Mortgaged Property under the Management Agreement, except as otherwise provided in this Assignment. The foregoing assignment shall remain in effect as long as the Loan, or any part thereof, remains unpaid, but shall automatically terminate upon the release of the Security Instrument as a lien on the Mortgaged Property.

Section 3. Representations and Warranties.

Borrower and Manager represent and warrant to Lender that (a) the Management Agreement is unmodified and is in full force and effect, (b) the Management Agreement is a valid and binding agreement enforceable against the parties in accordance with its terms, and (c) neither party is in default in performing any of its obligations under the Management Agreement. Borrower further represents and warrants to Lender that it has not executed any prior assignment of the Management Agreement, nor has it performed any acts or executed any other instrument which might prevent Lender from operating under any of the terms and conditions of this Assignment, or which would limit Lender in such operation. Manager further represents and warrants to Lender that (1) Manager has not assigned its interest in the Management Agreement, (2) Manager has no notice of any prior assignment, hypothecation or pledge of Borrower’s interest under the Management Agreement, (3) as of the date hereof, Manager has no counterclaim, right of set-off, defense or like right against Borrower, and (4) as of the date hereof, Manager has been paid all amounts due under the Management Agreement.

Section 4. Lender’s Right to Cure.

In the event of any default by Borrower under the Management Agreement beyond any applicable grace, notice or cure periods, Lender shall have the right, but not the obligation, upon notice to Borrower and Manager and until such default is cured, to cure any default and take any action under the Management Agreement to preserve the same. Borrower hereby grants to Lender the right of access to the Mortgaged Property for this purpose, if such action is necessary. Borrower hereby authorizes Manager to accept the performance of Lender in such event, without question. Any advances made by Lender to cure a default by Borrower under the Management Agreement shall become part of the indebtedness and shall bear interest at the Default Rate under the Loan Agreement and shall be secured by the Security Instrument.

Section 5. Covenants.

(a) Borrower Covenants.

Borrower hereby covenants with Lender that, during the term of this Assignment:

(1) Borrower shall not assign Borrower’s interest in the Management Agreement or any portion thereof, or transfer the responsibility for management of the Mortgaged Property from Manager to any other person or entity without the prior written consent of Lender, which consent shall not be unreasonably withheld, conditioned, or delayed;

(2) Borrower shall not cancel, terminate, surrender, modify or amend any of the terms or provisions of the Management Agreement without the prior written consent of Lender, which consent shall not be unreasonably withheld, conditioned, or delayed;

(3) Borrower shall not forgive any material obligation of the Manager or any other party under the Management Agreement, without the prior written consent of Lender, which consent shall not be unreasonably withheld, conditioned, or delayed;

(4) Borrower shall perform all obligations of Borrower under the Management Agreement in accordance with the provisions thereof, any failure of which would constitute a default under the Management Agreement; and

(5) Borrower shall give Lender written notice of any notice or information that Borrower receives which indicates that Manager is terminating the Management Agreement or that Manager is otherwise discontinuing its management of the Mortgaged Property.

Any of the foregoing acts done or suffered to be done without Lender’s prior written consent shall constitute an Event of Default.

(b) Manager agrees that:

(1) (A) any fees payable to Manager pursuant to the Management Agreement are and shall be subordinated in right of payment, to the extent and in the manner provided in this Assignment, to the prior payment in full of the indebtedness described in the Loan Agreement, and (B) the Management Agreement is and shall be subject and subordinate in all respects to the liens, terms, covenants and conditions of the Security Instrument and the other Loan Documents and to all advances heretofore made or which may hereafter be made pursuant to the Loan Documents (including all sums advanced for the purposes of (i) protecting or further securing the lien of the Security Instrument, curing Events of Default by Borrower under the Loan Documents or for any other purposes expressly permitted by the Loan Documents, or (ii) constructing, renovating, repairing, furnishing, fixturing or equipping the Mortgaged Property);

(2) if, by reason of its exercise of any other right or remedy under the Management Agreement, Manager acquires by right of subrogation or otherwise a lien on the Mortgaged Property which (but for this Section 5(b)) would be senior to the lien of the Security Instrument, then, in that event, such lien shall be subject and subordinate to the lien of the Security Instrument;

(3) until Manager receives notice (or otherwise acquires actual knowledge) of an Event of Default, Manager shall be entitled to retain for its own account all payments made under or pursuant to the Management Agreement;

(4) after Manager receives notice (or otherwise acquires actual knowledge) of an Event of Default, it will not accept any payment of fees under or pursuant to the Management Agreement without Lender’s prior written consent;

(5) if, after Manager receives notice (or otherwise acquires actual knowledge) of an Event of Default, Manager receives any payment of fees under the Management Agreement, or if Manager receives any other payment or distribution of any kind from Borrower or from any other person or entity in connection with the Management Agreement which Manager is not permitted by this Assignment to retain for its own account, such payment or other distribution will be received and held in trust for Lender and unless Lender otherwise notifies Manager, will be promptly remitted, in cash or readily available funds, to Lender, properly endorsed to Lender, to be applied to the principal of, interest on and other amounts due under the Loan Documents evidencing and securing the Loan in such order and in such manner as Lender shall determine in its sole and absolute discretion. Manager hereby irrevocably designates, makes, constitutes and appoints Lender (and all persons or entities designated by Lender) as Manager’s true and lawful attorney in fact with power to endorse the name of Manager upon any checks representing payments referred to in this Section 5, which power of attorney is coupled with an interest and cannot be revoked, modified or amended without the written consent of Lender;

(6) Manager shall notify (via telephone or email, followed by written notice) Lender of Manager’s receipt from any person or entity other than Borrower of a payment with respect to Borrower’s obligations under the Loan Documents, promptly after Manager obtains knowledge of such payment;

(7) During the term of this Assignment, Manager will not commence or join with any other creditor in commencing any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings with respect to Borrower, without Lender’s prior written consent; and

(8) Intentionally Deleted.

Section 6. Lender’s Rights Upon an Event of Default.

(a) Upon receipt by Manager of written notice from Lender that an Event of Default has occurred and is continuing, Lender shall have the right to exercise all rights as owner of the Mortgaged Property under the Management Agreement.

(b) Borrower agrees that after Borrower receives written notice (or otherwise has actual knowledge) of an Event of Default, it will not make any payment of fees under or pursuant to the Management Agreement without Lender’s prior written consent.

Section 7. Termination of Management Agreement.

After the occurrence and during the continuance of an Event of Default, Lender (or its nominee) shall have the right any time thereafter to terminate the Management Agreement, without cause and without liability, by giving written notice to Manager of its election to do so. Lender’s notice shall specify the date of termination, which shall not be less than thirty (30) days after the date of such notice.

Section 8. Books and Records.

On the effective date of termination of the Management Agreement, Manager shall turn over to Lender all books and records relating to the Mortgaged Property (copies of which may be retained by Manager, at Manager’s expense), together with such authorizations and letters of direction addressed to tenants, suppliers, employees, banks and other parties as Lender may reasonably require. Manager shall cooperate with Lender in the transfer of management responsibilities to Lender or its designee. A final accounting of unpaid fees (if any) due to Manager under the Management Agreement shall be made within sixty (60) days after the effective date of termination, but Lender shall not have any liability or obligation to Manager for unpaid fees or other amounts payable under the Management Agreement which accrue before Lender (or its nominee) acquires title to the Mortgaged Property, or Lender becomes a mortgagee in possession.

Section 9. Notice.

(a) Process of Serving Notice.

All notices under this Assignment shall be:

(1) in writing and shall be:

(A) delivered, in person;

(B) mailed, postage prepaid, either by registered or certified delivery, return receipt requested;

(C) sent by overnight courier; or

(D) sent by electronic mail with originals to follow by overnight courier;

(2) addressed to the intended recipient at its respective address set forth above; and

(3) deemed given on the earlier to occur of:

(A) if personally delivered, on the date such notice is personally delivered;

(B) if sent by recognized overnight express courier service, on the business day immediately following the day said notice is dispatched or deposited with said courier service, all charges prepaid, addressed as herein provided and marked for next day delivery;

(C) if mailed, on the date which is five (5) days after the date said notice is deposited in the United States Mail;

(D) the date when the notice is received by the addressee; or

(E) if the recipient refuses or rejects delivery, the date on which the notice is so refused or rejected, as conclusively established by the records of the United States Postal Service or any express courier service.

(b) Change of Address.

Any party to this Assignment may change the address to which notices intended for it are to be directed by means of notice given to the other parties to this Assignment in accordance with this Section 9.

(c) Default Method of Notice.

Any required notice under this Assignment which does not specify how notices are to be given shall be given in accordance with this Section 9.

(d) Receipt of Notices.

Borrower, Manager and Lender shall not refuse or reject delivery of any notice given in accordance with this Assignment. Each party is required to acknowledge, in writing, the receipt of any notice upon request by the other party.

Section 10. Counterparts.

This Assignment may be executed in any number of counterparts, each of which shall be considered an original for all purposes; provided, however, that all such counterparts shall constitute one and the same instrument.

Section 11. Governing Law; Venue and Consent to Jurisdiction; Waiver of Jury Trial.

(a) Governing Law.

This Assignment shall be governed by, and construed and enforced in accordance with, the laws of the State of Tennessee, without resorting to its laws of conflicts.

(b) Venue; Consent to Jurisdiction.

BORROWER HEREBY CONSENTS TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE EASTERN DISTRICT OF TENNESSEE AND ALL OF THE STATE COURTS SITTING IN KNOX COUNTY, TENNESSEE. FURTHER, BORROWER AGREES THAT THE EXCLUSIVE VENUE FOR ANY LITIGATION REGARDING THIS ASSIGNMENT SHALL BE WITH COURTS SITTING IN KNOX COUNTY, TENNESSEE. Borrower irrevocably consents to service, jurisdiction and venue of such courts for any such litigation and waives any other venue to which it might be entitled by virtue of domicile, habitual residence or otherwise.

(c) WAIVER OF TRIAL BY JURY.

TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH OF BORROWER, LENDER, AND MANAGER (i) COVENANTS AND AGREES NOT TO ELECT A TRIAL BY JURY WITH RESPECT TO ANY ISSUE ARISING OUT OF THIS ASSIGNMENT, OR THE RELATIONSHIP BETWEEN THE PARTIES AS BORROWER, LENDER, AND MANAGER, THAT IS TRIABLE OF RIGHT BY A JURY, AND (ii) WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO SUCH ISSUE TO THE EXTENT THAT ANY SUCH RIGHT EXISTS NOW OR IN THE FUTURE.  THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN BY EACH PARTY, KNOWINGLY AND VOLUNTARILY, WITH THE BENEFIT OF COMPETENT LEGAL COUNSEL.

Section 12. Severability; Amendments.

The invalidity or unenforceability of any provision of this Assignment shall not affect the validity or enforceability of any other provision of this Assignment, all of which shall remain in full force and effect. This Assignment contains the complete and entire agreement among the parties as to the matters covered, rights granted and the obligations assumed in this Assignment. This Assignment may not be amended or modified except by written agreement signed by the parties hereto.

Section 13. Construction.

(a) The captions and headings of the sections of this Assignment are for convenience only and shall be disregarded in construing this Assignment.

(b) Any reference in this Assignment to an “Exhibit” or “Schedule” or a “Section” or an “Article” shall, unless otherwise explicitly provided, be construed as referring, respectively, to an exhibit or schedule attached to this Assignment or to a Section or Article of this Assignment. All exhibits and schedules attached to or referred to in this Assignment, if any, are incorporated by reference into this Assignment.

(c) Any reference in this Assignment to a statute or regulation shall be construed as referring to that statute or regulation as amended from time to time.

(d) Use of the singular in this Assignment includes the plural and use of the plural includes the singular.

(e) As used in this Assignment, the term “including” means “including, but not limited to” or “including, without limitation,” and is for example only and not a limitation.

(f) Whenever Borrower’s knowledge is implicated in this Assignment or the phrase “to Borrower’s knowledge” or a similar phrase is used in this Assignment, Borrower’s knowledge or such phrase(s) shall be interpreted to mean to the best of Borrower’s knowledge after reasonable and diligent inquiry and investigation.

(g) Unless otherwise provided in this Assignment, if Lender’s approval, designation, determination, selection, estimate, action or decision is required, permitted or contemplated hereunder, such approval, designation, determination, selection, estimate, action or decision shall be made in Lender’s sole and absolute discretion.

(h) All references in this Assignment to a separate instrument or agreement shall include such instrument or agreement as the same may be amended or supplemented from time to time pursuant to the applicable provisions thereof.

(i) “Lender may” shall mean at Lender’s discretion, but shall not be an obligation.

Section 14. Counterparts; Electronic Transmission. This Assignment may be executed in one or more counterparts, each of which shall be deemed an original. The parties agree that if a paper original of this Agreement executed by one or more of the parties is sent by electronic transmission (an “Executed Copy”), (i) the Executed Copy shall be treated in all respects as a paper original of this Assignment executed by the same parties whose signatures appear on the Executed Copy and (ii) the Executed Copy shall have the same binding and legal effect as a paper original of this Assignment executed by the same parties whose signatures appear on the Executed Copy. At the request of any party who receives an Executed Copy, this Assignment shall be re-executed by the parties who signed the Executed Copy and the executed paper original Assignment shall be sent to the requesting party by any method permitted herein other than by electronic transmission. Each of the parties further agree that it will not raise the transmission of this Assignment or the Executed Copy by electronic transmission as a defense in any proceeding or action in which the validity of this Assignment is at issue and hereby forever waives such defense. “Electronic transmission” means any form of communication, such as facsimile or email, not directly involving the physical transmission of actual paper, which creates a record (including, without limitation, a .PDF file) of the actual paper that may be retained, retrieved, reviewed and printed by the recipient.

[Signature page follows]

IN WITNESS WHEREOF, Borrower, Lender and Manager have signed and delivered (or caused to be signed and delivered) this Assignment of Management Agreement as of the date first written above.

BORROWER:

SPRINGLAKE MHP LLC

By:	Manufactured Housing Properties Inc., a Nevada corporation, its Sole Member

By:	/s/ Michael Z. Anise
Michael Z. Anise, President

MANAGER:

MOBILE HOME RENTALS LLC

By:	/s/ Raymond M. Gee
Raymond M. Gee, Manager

IN WITNESS WHEREOF, Borrower, Lender and Manager have signed and delivered (or caused to be signed and delivered) this Assignment of Management Agreement as of the date first written above.

LENDER:

FIRSTBANK

By:	Owen B. Ray II
Owen B. Ray II, MH Relationship Manager, VP